UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

FORWARD AIR CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Bldg N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession

On June 12, 2018, Forward Air Corporation (the “Company”) announced that its Board of Directors (the “Board”) appointed Thomas Schmitt as President and Chief Executive Officer of the Company, effective upon his departure from Schenker AG pursuant to the terms of his employment agreement with Schenker, which will occur no later than December 2018 (the “Effective Date”). Mr. Schmitt will succeed Bruce A. Campbell, in his position as President and Chief Executive Officer as of the Effective Date. It is expected that as of the Effective Date, Mr. Campbell will be employed by the Company as Executive Chairman until the Company’s 2019 annual meeting of shareholders, at which time, in order to ensure a continued, successful management transition, the Company plans to retain Mr. Campbell as a consultant for a period of time following his resignation as Executive Chairman. The Board expects to appoint Mr. Schmitt to the Board as of the Effective Date.

Biographical Background

Mr. Schmitt currently serves as a Management Board member and the Chief Commercial Officer for Schenker AG, a $20 billion global logistics company. He joined Schenker AG as a member of the Management Board in June 2015 and as the Chief Commercial Officer for Schenker’s $3 billion contract logistics business. On January 1, 2017, Mr. Schmitt became Chief Commercial Officer for Schenker’s entire business. Prior to joining Schenker, from January, 2013, he served as Chief Executive Officer and President of AquaTerra Corporation, an office nourishment and premium water export company based on Canada. Prior to AquaTerra, Mr. Schmitt held various senior executive positions including Chief Executive Officer and President of Purolator, Inc. and Chief Executive Officer and President of Fedex Global Supply Chain Services from 1998 to 2010. Mr. Schmitt was a Senior Engagement Manager at McKinsey & Company from 1993 to 1998.

Employment Agreement with Mr. Schmitt

On June 6, 2018, the Company entered into an employment agreement with Mr. Schmitt (the “Employment Agreement”). Under the Employment Agreement, Mr. Schmitt’s compensation will consist of an initial base salary of $800,000 and an annual target bonus set at 100% of base salary, with a maximum possible bonus of 200% of base salary. Mr. Schmitt will receive a signing bonus of $413,000 (which is subject to increase if the Effective Date occurs after September 1, 2018) and 25,000 restricted shares of Company common stock, which will vest equally on each of the first, second and third anniversaries of the grant date. In addition, the Company will grant Mr. Schmitt options to purchase up to 100,000 shares of Company common stock which options will have an exercise price equal to the closing stock price of the Company’s common stock on the grant date and will vest on each of the first, second, and third anniversaries of the grant date.

In February 2020, provided Mr. Schmitt continues to be employed with the Company, in connection with the Company’s annual equity grants, he will receive an additional equity grant valued at approximately $1.4 million at the time of the grant which grant will be designed similarly to the design used for other executive employees of the Company. Following 2020, Mr. Schmitt shall continue to participate in the Company’s employee incentive programs, as administered by the Compensation Committee of the Board.

In addition to the Employment Agreement, Mr. Schmitt entered into the Company’s Restrictive Covenants Agreement and will participate in the Company’s Executive Severance Plan (as amended from time to time, the “Executive Severance Plan”). Mr. Schmitt’s entitlement to termination benefits, if any, and his continuing obligations to the Company following any termination will be determined by the Executive Severance Plan and the Restrictive Covenant Agreement.

The foregoing summary of Mr. Schmitt’s employment arrangements is qualified in its entirety by reference to each of the Employment Agreement and Restrictive Covenants Agreement which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report, and which are incorporated herein by reference.

Executive Chairman Compensation

As Executive Chairman, from the Effective Date until December 31, 2018, Mr. Campbell will continue to receive his current compensation. From January 1, 2019 until his resignation as Executive Chairman, Mr. Campbell will receive a pro-rated base salary of $750,000 and a pro-rated target bonus opportunity equal to 100% of base salary. Mr. Campbell will not receive any equity awards while serving as Executive Chairman.

In connection with his transition to Executive Chairman, Mr. Campbell executed a Waiver and Acknowledgment pursuant to which he acknowledged the transition to Executive Chairman and the related reduction in compensation. Mr. Campbell also waived any rights to severance payments under his existing Employment Agreement or the Company’s Executive Severance Plan as a result of his transition to Executive Chairman.

The foregoing summary of Mr. Campbell’s transition to Executive Chairman is qualified in its entirety by reference to the Waiver and Acknowledgment attached hereto as Exhibit 10.3 to this Current Report, and which is incorporated herein by reference.

Senior Management Transition

On June 12, 2018, the Company also announced management changes to streamline and strengthen its operational executive leadership. Specifically, the Company announced that Chris C. Ruble, President Expedited Services, has been appointed as Chief Operating Officer for the Company’s Expedited business which includes the Expedited LTL, Truckload and Pool segments. Matthew J. Jewell, President, Logistics Services, has been appointed as President of the Intermodal business.

Retention Awards

In connection with the change in senior management and to ensure a successful CEO transition, effective as of June 12, 2018, each of Messrs. Morris, Jewell, Ruble and Hance were granted restricted shares valued at $330,000 as of the grant date which restricted shares will fully vest two years following the grant date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit

10.1	Employment Agreement, dated June 6, 2018, between Forward Air Corporation and Thomas Schmitt.

10.2	Restrictive Covenants Agreement, dated June 6, 2018, between Forward Air Corporation and Thomas Schmitt.

10.3	Waiver and Acknowledgement, dated June 11, 2018, between Forward Air Corporation and Bruce Campbell.

99.1	Press Release, dated June 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: June 12, 2018	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer, Senior Vice President and Treasurer